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                                  EXHIBIT 23

                                      TO

                                  FORM 10-K


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Health Images, Inc.:

We hereby consent to the inclusion in this Annual Report on Form 10-K for the fiscal year ended December 31, 1995, of our report, dated February 23, 1996, on the consolidated financial statements of Health Images, as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 (the "Report") and to the use of our report, dated February 23, 1996, on the financial statement schedules appearing in the full Annual Report. We further consent to the incorporation by reference of the Report to the following Registration Statements on Form S-8 related to the compensation plans of Health Images, Inc.: Nos. 33-18747 (filed November 25, 1987), 33-32666 (filed
December 28, 1989) and 33-38369 (filed December 21, 1990), 33-39215 (filed
February 28, 1991) and 33-50170 (filed July 29, 1992).




                                        JOSEPH DECOSIMO AND COMPANY


Atlanta, Georgia
March 29, 1996